Exhibit 10.9
SUBORDINATION AGREEMENT
THIS SUBORDINATION AGREEMENT (“Agreement”), dated as of April 29, 2008, is made by WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, LP, for itself and in its capacity as collateral agent for the Subordinated Creditors (in such capacity as collateral agent for the Subordinated Creditors, together with any replacement or successor collateral agent, the “Subordinated Creditors’ Collateral Agent”), RADCLIFFE SPC, LTD., for and on behalf of the Class A Convertible Crossover Segregated Portfolio, VICTORY PARK MASTER FUND, LTD., WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, LP, GUGGENHEIM PORTFOLIO XXXI, LLC, PANDORA SELECT PARTNERS, LP, WHITEBOX INTERMARKET PARTNERS, LP, CONTEXT ADVANTAGE MASTER FUND, L.P., on behalf of itself, Context Advantage Fund, LP, f/k/a Context Convertible Arbitrage Fund, L.P., and Context Offshore Advantage Fund, Ltd., f/k/a Context Convertible Arbitrage Offshore, Ltd., WHITEBOX SPECIAL OPPORTUNITIES FUND B PARTNERS, LP, GWIRTSMAN FAMILY PARTNERS, LLC, LUCI ALTMAN, GREGORY BACHARACH, HOWARD BRILL, RICHARD GOLDMAN, KENNETH MICHAELS, STEVEN PENNINGTON, and JAY WELLS (each a “Subordinated Creditor,” and, collectively, the “Subordinated Creditors”), for the benefit of WELLS FARGO, NATIONAL ASSOCIATION (together with all its participants, successors, and assigns, the “Senior Lender”), acting through its Wells Fargo Business Credit operating division, for itself and as agent for the lenders now or hereafter existing under the Senior Credit Agreement (defined below).
GLOBAL EMPLOYMENT HOLDINGS, INC., a Delaware corporation (“GEH”), GLOBAL EMPLOYMENT SOLUTIONS, INC., a Colorado corporation (“Global”), EXCELL PERSONNEL SERVICES CORPORATION, an Illinois corporation (“Excell”), FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC., a New York corporation (“Friendly”), TEMPORARY PLACEMENT SERVICE, INC., a Georgia corporation (“TPS”), SOUTHEASTERN STAFFING, INC., a Florida corporation (“Southeastern”), SOUTHEASTERN PERSONNEL MANAGEMENT, INC., a Florida corporation (“SPM”), MAIN LINE PERSONNEL SERVICES, INC., a Pennsylvania corporation (“Main Line”), BAY HR, INC., a Florida corporation (“BHR”), SOUTHEASTERN GEORGIA HR, INC., a Georgia corporation (“SGHR”), SOUTHEASTERN STAFFING II, INC., a Florida corporation (“SEII”), SOUTHEASTERN STAFFING III, INC., a Florida corporation (“SEIII”), SOUTHEASTERN STAFFING IV, INC., a Florida corporation (“SEIV”), SOUTHEASTERN STAFFING V, INC., a Florida corporation (“SEV”), SOUTHEASTERN STAFFING VI, INC., a Florida corporation (“SEVI”), and KEYSTONE ALLIANCE, INC., a Florida corporation (“Keystone”; GEH, Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone are each referred to herein as an “Obligor” and collectively as the “Obligors”), are now or hereafter may be indebted to the Senior Lender, either directly or indirectly, on account of loans or the other extensions of credit or financial accommodations from the Senior Lender to the Obligors from time to time.

GEH and each Subordinated Creditor are parties to that certain Note Securities Purchase Agreement, dated as of March 31, 2006 (as amended, the “Securities Purchase Agreement”), pursuant to which GEH sold, and the Subordinated Creditors purchased, the Subordinated Notes (as defined below). As a condition to the Subordinated Creditors’ entering into the Securities Purchase Agreement, the Subordinated Creditors have required (i) that each Obligor (other than GEH) execute and deliver to Subordinated Creditors’ Collateral Agent for the benefit of Subordinated Creditors’ Collateral Agent and each of the other Subordinated Creditors a Guaranty with respect to the obligations of GEH under the Subordinated Notes (each, a “Guaranty”, and collectively, the “Guaranties”), and (ii) that each Obligor enter into (a) a security agreement providing for the grant to Subordinated Creditors’ Collateral Agent for the benefit of Subordinated Creditors’ Collateral Agent and each of the other Subordinated Creditors, a security interest in the personal property of each such Obligor and (b) a pledge agreement providing for the grant to Subordinated Creditors’ Collateral Agent for the benefit of Subordinated Creditors’ Collateral Agent and each of the other Subordinated Creditors, a security interest in certain personal property of each such Obligor, as more specifically set forth in the pledge agreement, each to secure all of GEH’s obligations under the Securities Purchase Agreement and the Subordinated Notes and the other Obligors’ obligations under their Guaranties.
As a condition to making any loan or extension of credit to the Obligors, the Senior Lender has required that each Subordinated Creditor and the Subordinated Creditors’ Collateral Agent subordinate (i) the payment of its loans and other financial accommodations to the payment of any and all indebtedness of the Obligors now or hereafter owing to the Senior Lender, and (ii) all Liens in favor of the Subordinated Creditors’ Collateral Agent or the other Subordinated Creditors to the Liens in favor of the Senior Lender, in each case as provided in this Agreement. Assisting the Obligors in obtaining credit accommodations from the Senior Lender and subordinating its interests pursuant to the terms of this Agreement are in each Subordinated Creditor’s best interest.
ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by the Senior Lender for the benefit of the Obligors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Lender and each Subordinated Creditor hereby agree as follows:
1. Definitions. As used herein, the following terms have the meanings set forth in the recitals hereto and below:
“Agreement” means this Subordination Agreement, as the same may hereafter be amended, supplemented or restated from time to time.
“Collateral” means all collateral now or hereafter securing payment of the Senior Lender Indebtedness, including all proceeds thereof.
“Insolvency Event” is defined in Section 7 of this Agreement.
“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Obligor Payments” is defined in Section 3 of this Agreement.
“Obligor Default” means a Default or Event of Default as defined in any agreement or instrument evidencing, governing, or issued in connection with the Senior Lender Indebtedness, including, but not limited to, the Senior Credit Agreement or other Senior Loan Documents, or any default under or breach of any such agreement or instrument.
“Payment in Full” or “Paid in Full” shall mean the payment in full in cash of the Senior Lender Indebtedness and the irrevocable termination of all lending commitments under the Senior Credit Agreement.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 31, 2006, by and among GEH and the Subordinated Creditors.
“Senior Credit Agreement” means that certain Credit and Security Agreement dated as of April  _____, 2008, by and among the Obligors and the Senior Lender as the same has been and may hereafter be amended, supplemented or restated from time to time.
“Senior Lender Indebtedness” means all obligations arising under the Senior Credit Agreement and other Senior Loan Documents and each and every debt, liability and obligation of every type and description which any Obligor may now or at any time hereafter owe to the Senior Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligor, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.
“Senior Loan Documents” means the Senior Credit Agreement and the other loan documents, instruments, certificates, and agreements executed in connection therewith (other than the Subordinated Notes and other documents, instruments, certificates, and agreements executed by the Obligors in favor of the Subordinated Creditors and/or Subordinated Creditors’ Collateral Agent).
“Subordinated Indebtedness” means all obligations arising under each Subordinated Note and each and every other debt, liability and obligation of every type and description which any Obligor may now or at any time hereafter owe to any Subordinated Creditor, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; provided, however, Subordinated Indebtedness shall not include any debts, liabilities or obligations arising solely as a result of a Subordinated Creditor’s ownership of preferred stock of GEH or common stock of GEH, which debts, liabilities and obligations the Subordinated Creditors acknowledge and agree are unsecured.

“Subordinated Notes” means GEH’s Senior Secured Promissory Notes, dated as of March 31, 2006, each payable to the order of a Subordinated Creditor, in the original aggregate principal amount of $30,000,000, together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefor. The Subordinated Notes are referred to herein individually each as a “Subordinated Note”.
2. Subordination. Each Subordinated Creditor agrees that the payment of all of the Subordinated Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the Payment in Full of the Senior Lender Indebtedness, and regardless of any priority otherwise available to any Subordinated Creditor by law or by agreement, each Subordinated Creditor agrees that the Senior Lender shall hold a first priority Lien in the Collateral, and any Lien claimed therein by any Subordinated Creditor shall be and remain fully subordinate for all purposes to the Lien of the Senior Lender therein for all purposes whatsoever. Each Subordinated Creditor agrees that the Subordinated Indebtedness shall continue to be subordinated to the Senior Lender Indebtedness even if the Senior Lender Indebtedness is subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.
3. Payments.
(a) Each Subordinated Creditor agrees that, so long as no Blockage Period (as defined below) is then in effect, it shall accept only the following payments (the “Obligor Payments”): (i) the principal balloon payment (but not prepayment) scheduled to be paid upon maturity of its Subordinated Note, (ii) the scheduled payments (but not prepayments) of interest required to be paid under its Subordinated Note, and (iii) the fees and penalties (but in no event for the payment of any amounts related to redemption) due and payable to such Subordinated Creditor pursuant to the Registration Rights Agreement, its Subordinated Note, or the Securities Purchase Agreement, so long as, with respect to this clause (iii) only, (A) no Obligor Default has occurred and is continuing or will occur as a result of or immediately following any such payment, (B) Global has delivered to the Senior Lender prior written notice that such fees or penalties will be due and payable, which notice shall be delivered to the Senior Lender at least five (5) business days prior to the date on which such payment is due, and (C) the aggregate amount of such payment of fees and penalties shall not exceed $375,000 during the term of this Agreement. Each Subordinated Creditor agrees that, upon the occurrence of any Obligor Default and upon receipt by Subordinated Creditors’ Collateral Agent of written notice from the Senior Lender of such occurrence (a “Blockage Notice”), no Obligor Payment nor any other payment in cash or other property or otherwise (whether of principal, interest, balloon or otherwise but excluding securities that are subordinated to the Senior Lender Indebtedness to the same extent as, or more deeply than, the Subordinated Indebtedness is subordinated to the Senior Lender Indebtedness) on account of any Subordinated Indebtedness shall be made by or on behalf of any Obligors, and each Subordinated Creditor agrees that it shall not, without the Senior Lender’s prior written consent, sue for, take, receive or accept any such payment, directly or indirectly, from or on behalf of any Obligor, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness, during a period (the “Blockage Period”) commencing on the date of receipt of a Blockage Notice by Subordinated Creditors’ Collateral Agent and ending 180 days thereafter, or on such earlier date, if any, on which all Senior Lender Indebtedness has been Paid in Full or such Obligor Default is waived in writing by the Senior Lender. There shall be at least 30 consecutive days during which no Blockage Period is in effect during any period of 360 consecutive days.

(b) The Senior Lender and each Subordinated Creditor agrees that, if at any time following a blockage of Obligor Payments to the Subordinated Creditors pursuant to Section 3(a) of this Agreement the Subordinated Creditors are no longer prohibited from receiving any such payments with respect to the Subordinated Indebtedness pursuant to the terms of this Agreement, each Subordinated Creditor shall be entitled to receive all of the Obligor Payments due and owing to it with respect to the Subordinated Indebtedness that have been blocked together with any default interest to the extent provided for by the Subordinated Notes, so long as each of the following conditions precedent are satisfied (as determined by Senior Lender in Senior Lender’s reasonable discretion): (i) no Obligor Default will occur as a result of or immediately following such payments in the aggregate, and (ii) the Availability (as defined in the Senior Credit Agreement), after giving effect to any such Obligor Payments and after deducting from the Borrowing Base (as defined in the Senior Credit Agreement) the aggregate amount of the Obligors’ accounts payable that is more than 60 days past due, is not less than $1,500,000. Obligors shall provide a certificate to Senior Lender, with such back up information as reasonably requested by Senior Lender, confirming that the conditions precedent set forth in the immediately preceding sentence have been satisfied prior to making any Obligor Payments that were previously blocked.
(c) The Senior Lender hereby agrees not to consent to any request or otherwise waive its right to prohibit GEH or any of its subsidiaries from making any payment with respect to any holders of GEH’s Series A Preferred Stock or common stock during any Blockage Period, unless and until such time as the Subordinated Creditors shall have received any and all Obligor Payments prohibited during such Blockage Period.
4. Receipt of Prohibited Payments. Each Subordinated Creditor agrees that, if any Subordinated Creditor receives any payment on the Subordinated Indebtedness that such Subordinated Creditor is not entitled to receive under the provisions of this Agreement, such Subordinated Creditor will hold the amount so received in trust for the Senior Lender and will forthwith turn over such payment to the Senior Lender in the form received (except for the endorsement of any Subordinated Creditor where necessary) for application to then-existing Senior Lender Indebtedness (whether or not due), in such manner of application as the Senior Lender may deem appropriate. Each Subordinated Creditor agrees that, if any Subordinated Creditor exercises any right of setoff which such Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, such Subordinated Creditor will promptly pay over to the Senior Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset. Each Subordinated Creditor agrees that, if a Subordinated Creditor fails to make any endorsement required under this Agreement, the Senior Lender, or any of its officers or employees or agents on behalf of the Senior Lender, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for each Subordinated Creditor to make such endorsement in any Subordinated Creditor’s name.

5. Action on Subordinated Indebtedness. Subject to Section 6(e) of this Agreement, each Subordinated Creditor agrees that it will not commence any action or proceeding against any Obligor to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless the Senior Lender shall so join) in bringing any proceeding against any Obligor under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to such Subordinated Creditor with respect to any such Collateral, unless and until the Senior Lender Indebtedness has been Paid in Full.
6. Action Concerning Collateral.
(a) Each Subordinated Creditor agrees that, notwithstanding any Lien now held or hereafter acquired by any Subordinated Creditor, until the Senior Lender Indebtedness has been Paid in Full, the Senior Lender may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to any Obligor or the Collateral, all without notice to or consent of any Subordinated Creditor except as specifically required by applicable law; provided, however, that if any such sale or disposition results in a cash surplus after the Senior Lender Indebtedness has been Paid in Full, to the extent permitted by law, such surplus shall be paid to Subordinated Creditors’ Collateral Agent, for application in accordance with the terms of the Subordinated Notes.
(b) In addition, and without limiting the generality of the foregoing, each Subordinated Creditor agrees that, if (i) an Obligor Default has occurred and is continuing, (ii) any Obligor or the Senior Lender intends to sell or otherwise dispose of any Collateral to an unrelated third party outside the ordinary course of business, (iii) the Senior Lender has given written notice thereof to Subordinated Creditors’ Collateral Agent, and (iv) each Subordinated Creditor has failed, within ten (10) business days after receipt by Subordinated Creditors’ Collateral Agent of such notice, to purchase for cash the Senior Lender Indebtedness for the full amount thereof (including, but not limited to, all outstanding principal, accrued and unpaid interest, fees, and costs, and an amount equal to all prepayment fees or premiums that would be payable if the Senior Lender Indebtedness was being repaid by the Obligors), each Subordinated Creditor shall be deemed to have consented to such sale or disposition, to have released any Lien it may have in such Collateral and to have authorized the Senior Lender or its agents to file partial releases (and any related financing statements such as “in-lieu” financing statements under Part 7 of Article 9 of the Uniform Commercial Code (“UCC”)) with respect to such Collateral.
(c) Each Subordinated Creditor agrees that the purchase by a Subordinated Creditor of the Senior Lender Indebtedness shall be expressly made without representation or warranty of any kind by the Senior Lender as to the Senior Lender Indebtedness, the Collateral or otherwise and without recourse to the Senior Lender, except that the Senior Lender shall represent and warrant: (i) the amount of the Senior Lender Indebtedness being purchased from it (but without representation or warranty as to the collectability, validity or enforceability of such Senior Lender Indebtedness) and (ii) that the Senior Lender owns the Senior Lender Indebtedness free and clear of any Liens created by it. Each Subordinated Creditor agrees that, upon the purchase by a Subordinated Creditor of the Senior Lender Indebtedness, such

Subordinated Creditor shall indemnify and hold harmless the Senior Lender from and against all loss, cost, damage or expense (including attorneys’ fees and legal expenses) suffered or incurred by the Senior Lender arising from or in any way related to the act or omissions of such Subordinated Creditor after the purchase. As a condition precedent to Senior Lender’s obligation to sell the Senior Lender Indebtedness to the Subordinated Creditors, (1) the Subordinated Creditors shall assume (pursuant to such assumption agreements as are acceptable to Senior Lender in Senior Lender’s reasonable discretion) all remaining funding obligations or commitments to the Obligors (whether contingent or otherwise), including, without limitation, all existing obligations (whether directly or indirectly) under or in respect of letters of credit or other credit accommodations provided to, or for the benefit or account of, any Obligor, and (2) the Senior Lender shall be released (pursuant to such agreements as are acceptable to Senior Lender in Senior Lender’s reasonable discretion) from all such obligations and commitments.
(d) Each Subordinated Creditor agrees that the Senior Lender shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall the Senior Lender be deemed any Subordinated Creditor’s agent with respect to the Collateral. Each Subordinated Creditor agrees that all proceeds received by the Senior Lender with respect to any Collateral may be applied, first, to pay or reimburse the Senior Lender for all costs and expenses (including reasonable attorneys’ fees) incurred by the Senior Lender in connection with the collection of such proceeds, and, second, to any Senior Lender Indebtedness secured by the Senior Lender’s Lien in that Collateral in any order that it may choose.
(e) Each Subordinated Creditor and the Senior Lender agree that, upon the occurrence and during the continuance of an event of default under the Subordinated Notes, which event of default is the result of the failure to make any payment of principal or interest with respect to Subordinated Indebtedness, subject at all times to the provisions of Section 3 and Section 4 of this Agreement and commencing 180 days after receipt by the Senior Lender of written notice from Subordinated Creditors’ Collateral Agent of such event of default with respect to the failure to make any payment of principal or interest under the Subordinated Notes, each Subordinated Creditor may accelerate the payment of its portion of the Subordinated Indebtedness and Subordinated Creditors’ Collateral Agent may take action to enforce its Liens on the Collateral, but, in the case of such action to enforce its Liens on the Collateral, only so long as the Senior Lender is not pursuing in good faith the exercise of its security interest in the Collateral or other remedies as a “secured creditor” under Article 9 of the UCC, or attempting to vacate any stay of enforcement of its Liens on, a material portion of the remaining Collateral, including, but not limited to, any or all of the following: solicitation of bids from third parties to conduct the liquidation of all or a material portion of the remaining Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling a material portion of the remaining Collateral, the commencement of any action to foreclose on its Liens on all or any material portion of the remaining Collateral, notification of account debtors to make payments to the Senior Lender or its agents, any action to take possession of all or any material portion of the remaining Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the remaining Collateral; provided that, notwithstanding the foregoing, such 180 day period shall be tolled during such time as the Senior Lender or Subordinated Creditors’ Collateral Agent is stayed from enforcing its Liens on a material portion of the remaining Collateral. In addition to and not by way of limitation of the foregoing, each Subordinated Creditor agrees that at no time shall it take any action prejudicial to or inconsistent with the Senior Lender’s rights and senior priority secured position with respect to any Obligor or the assets or property of any Obligor including, but not limited to, that no Subordinated Creditor shall take any action that will impede, interfere with, restrict, or restrain the exercise by the Senior Lender of its rights and remedies under the Senior Credit Agreement or any other agreement, instrument or document evidencing or related to the Senior Lender Indebtedness. Each Subordinated Creditor agrees that, if any Subordinated Creditor shall attempt any remedies under a Subordinated Note or attempt any other action prohibited or restricted under this Agreement, any Obligor or the Senior Lender may interpose as a defense or plea the making of this Agreement and the Senior Lender may intervene and interpose such defense in its name or in the name of any Obligor or the Senior Lender may by virtue of this Agreement restrain the enforcement thereof in the name of any Obligor or the Senior Lender. Each Subordinated Creditor agrees that, notwithstanding anything to the contrary, any payment or distribution of cash, assets, securities (for clarification purposes, not those securities issuable upon conversion of its Subordinated Note) or other property of any Obligor received by any Subordinated Creditor as repayment of the Subordinated Indebtedness due to action taken by a Subordinated Creditor under this Section 6(e) prior to all Senior Lender Indebtedness being Paid in Full shall be held by such Subordinated Creditor in trust for and forthwith turned over to the Senior Lender in the form received (except for the endorsement of any Subordinated Creditor where necessary) for application to the Senior Indebtedness until such Senior Indebtedness is Paid in Full.
(f) The Senior Lender and each Subordinated Creditor agree that this Section 6 shall not be construed in any way to limit or impair the right of (i) any Subordinated Creditor to bid for and purchase any portion of the Collateral at any private or judicial foreclosure upon such Collateral initiated by the Senior Lender, (ii) subject to Section 5 of this Agreement, any Subordinated Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to such Collateral initiated by the Senior Lender thereon, so long as it does not delay or interfere with the exercise by the Senior Lender of its rights and (iii) subject to the terms of this Agreement, the right of any Subordinated Creditor to receive payments from the proceeds of the collection, sale or other disposition of Collateral.
(g) Each Subordinated Creditor agrees that it will not require or allow any direct or indirect subsidiary of GEH (other than the other Obligors) to become an obligor of the Subordinated Indebtedness, including, without limitation, requiring or allowing any such subsidiary to guaranty the obligations of any Obligor under the Subordinated Indebtedness or to pledge assets to secure the repayment of the Subordinated Indebtedness, unless such subsidiary has become a borrower or obligor under the Senior Credit Agreement and other Senior Loan Documents and the Senior Lender has taken all steps necessary to perfect its Liens on such subsidiary’s assets, as determined by the Senior Lender in its reasonable discretion.

7. Bankruptcy and Insolvency. Each Subordinated Creditor agrees that, in the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law (each, an “Insolvency Event”), the sale of all or substantially all of the assets of any Obligor, dissolution, liquidation or any other marshalling of the assets or liabilities of any Obligor, it will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of such Obligor in respect of the Subordinated Indebtedness and will hold in trust for the Senior Lender and promptly pay over to the Senior Lender in the form received (except for the endorsement of such Subordinated Creditor where necessary) for application to the then-existing Senior Lender Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Senior Lender Indebtedness has been Paid in Full and the Senior Lender’s Lien in the Collateral has been terminated. Each Subordinated Creditor agrees that, if any Subordinated Creditor shall fail to take any such action, the Senior Lender, as attorney-in-fact for each Subordinated Creditor, may take such action on each Subordinated Creditor’s behalf (provided that the Senior Lender may only file claims and proofs of claim in respect of the Subordinated Indebtedness if there shall remain not more than 30 days before such action is barred, prohibited or otherwise cannot be taken). Each Subordinated Creditor hereby irrevocably appoints the Senior Lender, or any of its officers or employees on behalf of the Senior Lender, as the attorney-in-fact for such Subordinated Creditor (which appointment is coupled with an interest) with the power but not the duty, upon the occurrence, and during the continuance, of an Insolvency Event, to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in the Senior Lender’s own name or in the name of any Subordinated Creditor as the Senior Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and each Subordinated Creditor agrees that it will execute and deliver to the Senior Lender such other and further powers-of-attorney or instruments as the Senior Lender may reasonably request in order to accomplish the foregoing. Each Subordinated Creditor agrees that, if the Senior Lender desires to permit the use of cash collateral or to provide post-petition financing to any Obligor, such Subordinated Creditor shall not object to the same on the grounds that its interests are not being adequately protected; provided that such Subordinated Creditor is granted the same liens and security interests on the post-petition Collateral that may be granted to or for the benefit of the Senior Lender, junior only to the liens or security interests of the Senior Lender therein.
8. Restrictive Legend; Transfer of Subordinated Indebtedness. Each Subordinated Creditor agrees that it will cause its Subordinated Note and all other notes, bonds, debentures or other instruments evidencing its portion of the Subordinated Indebtedness or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and each Subordinated Creditor will mark its books conspicuously to evidence the subordination effected hereby. Attached hereto as Exhibit A is a true and correct copy of each Subordinated Note bearing such legend. Each Subordinated Creditor agrees that, at the request of the Senior Lender, such Subordinated Creditor shall deposit with the Senior Lender its Subordinated Note and all of the other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness, which notes, bonds, debentures or other instruments may be held by the Senior Lender so long as any Senior Lender Indebtedness remains outstanding or the Senior Lender’s Lien in the Collateral has not been terminated. Each Subordinated Creditor represents and warrants that it is the lawful holder of its Subordinated Note and it has not transferred any interest therein to any other Person. Each Subordinated Creditor agrees that it will not assign, transfer or pledge to any other Person any of the Subordinated Indebtedness without delivering to the Senior Lender, simultaneously with such assignment, transfer or pledge, a joinder agreement, in form and substance acceptable to the Senior Lender, executed by such assignee, transferee or pledgee pursuant to which such assignee, transferee or pledgee is bound, as a Subordinated Creditor, by all of the terms and conditions of this Agreement; provided, however, that each Subordinated Creditor may pledge a Subordinated Note in connection with a bona fide margin account or other loan or financing arrangement secured by such Subordinated Note without providing a joinder agreement, but, upon any assignment or transfer of such a pledged Subordinated Note to such pledgee or any other assignee or transferee of such Subordinated Note, such Subordinated Creditor shall cause such pledgee, assignee or transferee to deliver to the Senior Lender, simultaneously with such assignment or transfer, a joinder agreement, in form and substance acceptable to the Senior Lender, executed by such pledgee, transferee or assignee pursuant to which such pledgee, transferee or assignee is bound, as a Subordinated Creditor, by all of the terms and conditions of this Agreement. Notwithstanding the failure to execute or deliver any such joinder agreement, the subordination effected hereby shall survive any assignment, transfer or pledge of all or any portion of the Subordinated Indebtedness, and the terms of this Agreement shall be binding upon the successors, assigns and transferees of each Subordinated Creditor. Each Subordinated Creditor agrees that it will not, without the prior written consent of the Senior Lender, agree to a discharge or forgiveness of the Subordinated Indebtedness.
9. Amendment of Subordinated Indebtedness. Until the Senior Lender Indebtedness is Paid in Full, and anything contained in the Subordinated Notes or any of the Senior Loan Documents to the contrary notwithstanding, the Subordinated Creditors shall not, without the prior written consent of the Senior Lender, agree to any amendment or supplement to, or other modification of, the Subordinated Notes or the Subordinated Indebtedness the effect of which is to (a) increase the maximum principal amount of the Subordinated Indebtedness, (b) increase the rate of interest (cash or otherwise) on any of the Subordinated Indebtedness, (c) change to an earlier date any date upon which regularly scheduled payments of principal or interest on the Subordinated Indebtedness are due, (d) add or make more restrictive any event of default or any covenant with respect to the Subordinated Indebtedness or make any change to any event of default or any covenant which would have the effect of making such event of default or covenant more restrictive, (e) change the final maturity date of any Subordinated Indebtedness to a date that is earlier than the date which is 180 days after the scheduled maturity date of the Senior Lender Indebtedness, (f) change any redemption, put or prepayment provisions of the Subordinated Indebtedness, (g) alter the subordination provisions with respect to the Subordinated Indebtedness, including, without limitation, subordinating the Subordinated Indebtedness to any other indebtedness, or (h) change or amend any other term of the Subordinated Notes if such change or amendment would result in an Obligor Default, increase the obligations of any Obligor or confer additional material rights on the Subordinated Creditors or any holder of the Subordinated Indebtedness in a manner adverse to any Obligor or the Senior Lender. Notwithstanding the foregoing, this Agreement shall not prohibit or restrict (i) any Subordinated Creditor’s ability to convert its Subordinated Note pursuant to the terms thereof or GEH from issuing, or such Subordinated Creditor from receiving, the securities issuable upon conversion thereof or (ii) GEH from issuing shares of GEH’s common stock to the Subordinated Creditors in exchange for the payment of principal and/or interest on the Subordinated Notes.

10. Continuing Effect. Each Subordinated Creditor agrees that this Agreement shall constitute a continuing agreement of subordination, and the Senior Lender may, without notice to or consent by any Subordinated Creditor, modify any term of the Senior Lender Indebtedness in reliance upon this Agreement. Each Subordinated Creditor agrees that, without limiting the generality of the foregoing, the Senior Lender may, at any time and from time to time, without the consent of or notice to any Subordinated Creditor and without incurring responsibility to any Subordinated Creditor or impairing or releasing any of the Senior Lender’s rights or any of the obligations of any Subordinated Creditor hereunder:
(a) change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Lender Indebtedness or any instrument evidencing the same in any manner;
(b) sell, exchange, release or otherwise deal with any property at any time securing payment of the Senior Lender Indebtedness or any part thereof;
(c) release anyone liable in any manner for the payment or collection of the Senior Lender Indebtedness or any part thereof;
(d) exercise or refrain from exercising any right against any Obligor or any other Person (including the Subordinated Creditor); and
(e) apply any sums received by the Senior Lender, by whomsoever paid and however realized, to the Senior Lender Indebtedness in such manner as the Senior Lender shall deem appropriate.
11. No Commitment. Each Subordinated Creditor agrees that none of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Senior Lender to make any future loans or other extensions of credit or financial accommodations to any Obligor.
Each Subordinated Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the Senior Lender’s remedies permitted by applicable law or agreement.
12. Bailment. With respect to any Collateral in the Senior Lender’s possession or control consisting of certificates representing shares of stock of any direct or indirect subsidiary of GEH (“Specified Collateral”), the Senior Lender will act as pledgeholder for each Subordinated Creditor until the Payment in Full of the Senior Lender Indebtedness, whereupon, to the extent permitted by law, possession of, control or the other rights with respect to any such Specified Collateral remaining shall be promptly transferred to Subordinated Creditors’ Collateral Agent; and immediately upon such transfer of possession, control or other rights, Subordinated Creditors’ Collateral Agent shall become the pledgeholder of the Specified Collateral; provided, however, that if Senior Lender is being replaced by a new senior lender, then Senior Lender may transfer the Specified Collateral directly to such replacement senior lender. The Subordinated Creditors’ Collateral Agent shall promptly deliver to the Senior Lender any Specified Collateral that is now in or in the future comes into its possession or control. Each Subordinated Creditor acknowledges and agrees that: (i) the Senior Lender makes no representation or warranty whatsoever as to the nature, extent, description, validity or priority of any Specified Collateral or the Liens upon any Specified Collateral; (ii) while any Specified Collateral is held by the Senior

Lender, the Senior Lender shall not have any liability to any Subordinated Creditor for any losses, damages, claims, or liability of any kind to the extent arising out of the holding of such Specified Collateral; (iii) the Senior Lender need not act as a pledgeholder for any Subordinated Creditor with respect to any Collateral other than Specified Collateral; (iv) each Subordinated Creditor shall promptly deliver to the Senior Lender any Collateral, that is now in or in the future comes into its possession or control, in which a security interest may be perfected under the UCC or other relevant law only by possession or control or with respect to which the rights or interests granted to such Subordinated Creditor may be precluded by or inconsistent with the rights or interests granted to the Senior Lender; and (v) the priority of the Senior Lender’s and each Subordinated Creditor’s Liens in Specified Collateral shall be governed by the terms of this Agreement.
13. Third Parties. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that the Senior Lender or the Subordinated Creditor have with respect to any third parties. Subject to the terms hereof, the Senior Lender and the Subordinated Creditor hereby specifically reserve all of their respective rights against the Obligors and all other third parties.
14. Notice. The Senior Lender and each Subordinated Creditor agrees that all notices and other communications hereunder shall be in writing and shall be (a) personally delivered, (b) transmitted by registered mail, postage prepaid, or (c) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:
If to the Senior Lender:
Wells Fargo Bank, National Association,
acting through its Wells Fargo Business Credit operating division
MAC-C7300-210
1740 Broadway
Denver, Colorado 80274
Attention: Martin E. Tracy
Telecopier: (303) 863-4904
If to any Subordinated Creditor:
Whitebox Convertible Arbitrage Partners, LP
3033 Excelsior Boulevard, Suite 300
Minneapolis, MN 55146
Attention: Jeannie Sonstegard
Telecopier: (612) 253-6100
or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) three days after the date of posting if delivered by mail, or (iii) the date of transmission if delivered by telecopy.

15. Conflict in Agreements. Each Subordinated Creditor agrees that, if the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Senior Lender and each Subordinated Creditor.
16. No Waiver. Each Subordinated Creditor agrees that no waiver shall be deemed to be made by the Senior Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of the Senior Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Senior Lender or the obligations of any Subordinated Creditor to the Senior Lender in any other respect at any time.
17. Binding Effect; Acceptance. The Senior Lender and each Subordinated Creditor agrees that this Agreement shall be binding upon each Subordinated Creditor, each Subordinated Creditor’s successors and assigns and shall inure to the benefit of the Senior Lender and its participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other creditor of any Obligor. Each Subordinated Creditor agrees that notice of acceptance by the Senior Lender of this Agreement or of reliance by the Senior Lender upon this Agreement is hereby waived by each Subordinated Creditor.
18. Agent for Subordinated Creditors. The Subordinated Creditors’ Collateral Agent shall act as agent for the Subordinated Creditors and any other holders of the Subordinated Indebtedness under this Agreement, such that any notices and communications to be delivered to or by the Subordinated Creditors under this Agreement shall be made to or obtained from the Subordinated Creditors’ Collateral Agent and shall be binding on the Subordinated Creditors as if directly received by or obtained from the Subordinated Creditors.
19. Miscellaneous. The section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. For clarification purposes and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall prohibit or restrict any Subordinated Creditor’s ability to convert its Subordinated Note pursuant to the terms thereof or GEH from issuing, or such Subordinated Creditor from receiving, the securities issuable upon conversion thereof.
20. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Subordinated Creditors’ Collateral Agent, the Subordinated Creditors, and the Senior Lender, their affiliates, and Persons acting on their behalf with respect to the subject matter of this Agreement, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein. No provision of this Agreement may be amended other than by an amendment or modification in writing signed by the Senior Lender and the holders of at least 66-2/3% of the aggregate principal amount of Subordinated Notes issued under the Securities Purchase Agreement, and any amendment to or modification of this Agreement made in conformity with the provisions of this Section 20 shall be binding on the Subordinated Creditors’ Collateral Agent and all the Subordinated Creditors.

21. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. Each of the Senior Lender, the Subordinated Creditors’ Collateral Agent, and the Subordinated Creditors consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state or federal courts located in the City and County of Denver, Colorado. EACH OF THE SENIOR LENDER, THE SUBORDINATED CREDITORS’ COLLATERAL AGENT, AND THE SUBORDINATED CREDITORS WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.
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IN WITNESS WHEREOF, the Senior Lender, the Subordinated Creditors’ Collateral Agent, and each Subordinated Creditor have caused this Agreement to be executed and delivered by its officer thereunto duly authorized as of the date and year first above-written.

WELLS FARGO BANK NATIONAL ASSOCIATION, acting through its Wells			PANDORA SELECT PARTNERS, L.P.
Fargo Business Credit operating division			By:	Pandora Select Advisors LLC

By:	/s/ Martin E. Tracy		By:	/s/ Jonathan Wood

	Name:	Martin E. Tracy		Name:	Jonathan Wood
	Its:	Vice President		Its:	Director, CFO

RADCLIFFE SPC, LTD., for and on behalf of the Class A Convertible Crossover Segregated Portfolio			VICTORY PARK MASTER FUND, LTD.
			By:	/s/ Matthew Ray

				Name:	Matthew Ray
By:	RG Capital Management, L.P.			Its:	Principal
By:	RGC Management Company, L.L.C.

By:	/s/ Gerald F. Stahlecker

	Name:	Gerald F. Stahlecker
	Its:	Managing Director

GUGGENHEIM PORTFOLIO XXXI, LLC			WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, LP, as a
By:	Guggenheim Advisors, LLC		Subordinated Creditor and as Collateral Agent
By:	Whitebox Advisors LLC
			By:	Whitebox Convertible Arbitrage Advisors LLC
By:	/s/ Jonathan Wood		By:	Whitebox Advisors LLC

	Name:	Jonathan Wood
	Its:	Director, CFO	By:	/s/ Jonathan Wood

				Name:	Jonathan Wood
				Its:	Director, CFO

WHITEBOX INTERMARKET			CONTEXT ADVANTAGE MASTER FUND,
PARTNERS, LP			LP, on behalf of itself, Context Advantage Fund, LP, f/k/a Context Convertible Arbitrage Fund, L.P.,and Context
By:	Whitebox Intermarket Advisors LLC		Offshore Advantage Fund, Ltd., f/k/a Context
By:	Whitebox Advisors LLC		Convertible Arbitrage Offshore, Ltd.

			By:	Context Capital Management LLC, its
By:	/s/ Jonathan Wood			General Partner and Investment Advisor

	Name:	Jonathan Wood
	Its:	Director, CFO	By:	/s/ Michael S. Rosen

				Name:	Michael S. Rosen
				Its:	Managing Member

WHITEBOX SPECIAL OPPORTUNITIES FUND B			GWIRTSMAN FAMILY PARTNERS, LLC
PARTNERS, LP

By:	Whitebox Special Opportunities Fund B Advisors LLC	By:	/s/ Charles Gwirtsman

	By: Whitebox Advisors LLC		Name: Charles Gwirtsman
Title: Manager
By:	/s/ Jonathan Wood

Name: Jonathan Wood
Its: Director, CFO

/s/ Luci Altman			/s/ Jay Wells

Luci Altman			Jay Wells

/s/ Gregory Bacharach			/s/ Howard Brill

Gregory Bacharach			Howard Brill

/s/ Richard Goldman			/s/ Kenneth Michaels

Richard Goldman			Kenneth Michaels

/s/ Steven Pennington

Steven Pennington

Acknowledgment And Agreement Of Obligors
Each of the undersigned hereby (i) acknowledges receipt of the foregoing Subordination Agreement; (ii) consents to the terms and execution thereof, (iii) reaffirms all obligations to the Senior Lender pursuant to the terms of the Senior Credit Agreement and other Senior Loan Documents; and (iv) acknowledges that the Senior Lender may amend, restate or otherwise modify the Subordination Agreement, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Senior Credit Agreement and the other Senior Loan Documents.

GLOBAL EMPLOYMENT HOLDINGS, INC.		GLOBAL EMPLOYMENT SOLUTIONS, INC.

By:	/s/ Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach

	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Chief Financial Officer		Its: Chief Financial Officer

EXCELL PERSONNEL SERVICES CORPORATION		SOUTHEASTERN STAFFING, INC.

By:	/s/ Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach

	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC.		MAIN LINE PERSONNEL SERVICES, INC.

By:	/s/ Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach

	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michael & Associates, Inc. and successor by merger to Temporary Placement Service, Inc.		SOUTHEASTERN GEORGIA HR, INC.

By:	/s/ Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach

	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

BAY HR, INC.		SOUTHEASTERN PERSONNEL MANAGEMENT, INC.

By:	/s/ Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach

	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

SOUTHEASTERN STAFFING II, INC.		SOUTHEASTERN STAFFING III, INC.

By:	/s/ Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach

	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

SOUTHEASTERN STAFFING IV, INC.		SOUTHEASTERN STAFFING V, INC.

By:	/s/ Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach

	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

SOUTHEASTERN STAFFING VI, INC.		KEYSTONE ALLIANCE, INC.

By:	/s/ Daniel T. Hollenbach	By:	/s/ Daniel T. Hollenbach

	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

EXHIBIT A
Copies of Subordinated Notes
[attached hereto]